FORM OF
                             PARTICIPATION AGREEMENT

                                      Among

                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,


                            VARIABLE INSURANCE FUNDS,


                                  AMSOUTH BANK,

                                       and

                     BISYS FUND SERVICES LIMITED PARTNERSHIP


          THIS AGREEMENT, dated as of the 22nd day of December, 2000 by and among New York Life Insurance and Annuity Corporation ("NYLIAC" or the "Company") a Delaware life insurance company, on its own behalf and on behalf of the segregated asset accounts of the Company set forth on Schedule A hereto as the Parties may agree in writing to amend from time to time (each, the "Account" collectively, the "Accounts"), Variable Insurance Funds (the "Fund"), a Massachusetts business trust, AmSouth Bank (the "Adviser"), an Alabama State bank, and BISYS Fund Services Limited Partnership (the "Underwriter"), an Ohio limited partnership.

          WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Adviser ("Participating Insurance Companies"); and

          WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each designated as a "Portfolio" and representing the interest in a particular management portfolio of securities and other assets; and

          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and the shares of the Portfolios set forth on Schedule A hereto (the "Designated Portfolios") will be registered under the Securities Act of 1933, as amended (the "1933 Act"); and

          WHEREAS, the Fund has obtained an order from the SEC, dated December 10, 1998 (File No. 812-10694), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions form the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside of the separate account context, and other permitted investors (the "Mixed and Shared Funding Exemptive Order"); and

          WHEREAS, the Adviser, which serves as the investment adviser to the Portfolios of the Fund, is currently exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended; and

          WHEREAS, the Company has registered or will register interests under certain variable life insurance and/or variable annuity contracts listed on Schedule A hereto (each a "Contract" collectively, the "Contracts"), under the 1933 Act, to the extent required thereby; and

          WHEREAS, each Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

          WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker-dealer with the Securities Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Designated Portfolios on behalf of each Account to fund certain of the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value.

          NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Underwriter agree as follows:

ARTICLE 1.  Sale of Fund Shares

            1.1. The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available, indefinitely as required by this Agreement, for purchase by the Company on behalf of the Account, Fund shares of those Designated Portfolios selected by the Company. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to sell to the Company those full and fractional shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolio. Notwithstanding the foregoing, the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in the exercise of its fiduciary responsibilities to Fund shareholders, including the Company and its Accounts, is necessary and in the best interests of the shareholders of such Portfolios.

            1.2. The Fund shall redeem for cash, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected on a daily basis at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

            1.3. The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, provided that the Fund receives notice of such orders by 9:30 a.m. New York time on the next following Business Day. In this Agreement, "Business Day" shall mean any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value pursuant to the rules of the SEC. Receipt by the Company as such limited agent of the Fund shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such purchase and redemption request by 9:30 a.m. New York time on the next following Business Day. The Company shall provide the Fund with net purchase and redemption requests computed in accordance with Section 1.9 hereof.

            1.4. In the event of net purchases, the Company shall pay for shares of each Designated Portfolio by 2:00 p.m. New York time on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds by wire transmitted to an account designated by the Fund. Upon receipt by the Fund of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

            1.5. In the event of net redemptions, the Fund shall pay the Company for shares of each Designated Portfolio redeemed by 2:00 p.m. New York time on the next Business Day after it receives the redemption request from the Company. Payment of redemption proceeds shall be made in federal funds transmitted by wire to an account designated by the Company. The Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus, provided however, that in no event may any delay by the Fund in paying redemption proceeds cause the Account to fail to meet its obligations under Section 22(e) of the 40 Act, or cause the Company to pay redemption proceeds out of its general account.

            1.6. Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt of such request.

            1.7. The Fund shall make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated in the manner required or permitted by applicable law, as the same may be described from time to time in the Fund's prospectus, but shall use its best efforts to make such net asset value available by 6:30 p.m., New York time. In the event that the Fund is unable to meet the 6:30 p.m. time stated herein, the Fund shall provide additional time for the Company to place orders for the purchase and redemption of shares equal to the time it takes the Fund to make the net asset values available to the Company. However, if net asset values are not available for inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available for the Company to execute within the time frame identified in Section 1.3, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.

            1.8 (a) The Adviser shall reimburse the Designated Portfolio (and/or the Company as necessary or appropriate to make the Company, its Accounts, and/or the Contract owners, as the case may be, whole) for any net loss resulting from the Fund's or its agents' material miscalculation and/or materially incorrect reporting of a Designated Portfolio's net asset value. Should a material miscalculation or materially incorrect report by the Fund or its agents result in a net gain to Contract owners, the Company will consult with the Fund or its designee as to what, if any, reasonable efforts shall be made to recover the net gain for the appropriate Designated Portfolio. Should a material miscalculation or materially incorrect report by the Fund or its agents result in a net gain to the Company or an Account (taking into account any monies paid to Contract owners), the Fund, on behalf of the appropriate Designated Portfolio, shall be entitled to debit an appropriate number of full or fractional shares from the account of the Company or the Account (as appropriate) equal to the amount of such net gain.

            (b) The Company shall reimburse the Fund for any net loss incurred by the Fund as a result of a material miscalculation or materially incorrect reporting of net purchase or redemption orders submitted by or on behalf of the Company or an Account. Should a material miscalculation or materially incorrect report by the Company by or on behalf of the Company or an Account result in a net gain to Contract owners, the Company shall use reasonable efforts to recover such net gain for the appropriate Designated Portfolio. Should a material miscalculation or materially incorrect report by or on behalf of the Company or an Account result in a net gain to the Fund, the Fund shall credit an appropriate number of full or fractional shares to the account of the Company or Account (as appropriate) in an amount equal to such net gain.

            (c) The Fund, the Adviser, and the Company each agrees to use its best efforts to negotiate an appropriate standard of materiality to be applied to any miscalculation or incorrect reporting of a Designated Portfolio's net asset value or order submitted by or on behalf of the Company or an Account. Such negotiated standard of materiality shall be consistent with the then current industry standard, if any, for correcting pricing or reporting errors and with any applicable judicial and/or regulatory guidance, including, without limitation, SEC or SEC staff pronouncements. The Fund, the Adviser, and the Company each agree to promptly notify the others upon discovery of a potentially material miscalculation or incorrect report. In the event the Fund, the Adviser, and the Company cannot agree on a negotiated standard of materiality, then the following standard of materiality shall apply:

          (i) If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments need be made.

          (ii) If the amount of the error is $.01 per share or more, then the following shall apply:

                    (1) If the amount of the difference in the erroneous net asset value as reported and the correct net asset value is less than .5% of the correct net asset value, the Adviser shall reimburse the affected Designated Portfolio to the extent of any loss resulting from the error (taking into account any gains resulting from the error). No other adjustments shall be made.

                    (2) If the amount of the difference in the erroneous net asset value as reported and the correct net asset value is .5% of the correct net asset value or greater, then Adviser will determine the impact of the error to the affected Designated Portfolio and shall reimburse such Portfolio (and/or Company, as appropriate, such as in the event that the error was not discovered until after the Company processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error (taking into account any gains resulting from the error). To the extent that an overstatement of net asset value per share is detected quickly and the Company has not mailed redemption checks to Contract owners, the Company, the Fund and the Adviser shall examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment).

            (d) To the extent a reprocessing of Contract owner transactions is required pursuant to this Section 1.8, the Adviser shall reimburse the Company for the Company's reprocessing in an amount of $1.00 per Contract affected by an amount of $10 or more.

          1.9. At the end of each Business Day, the Company shall use the information described herein to calculate Account unit values for the day. Using these unit values, the Company shall process each such Business Day's separate account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m., New York time) to determine the net dollar amount of Fund shares which shall be purchased or redeemed at that day's closing net asset value per share.

          1.10. The Fund shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company, of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

          1.11. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

          1.12. The Parties acknowledge that the arrangement contemplated by this Agreement is exclusive with respect to the following Designated Portfolios:
AmSouth Large Cap Fund, AmSouth Mid Cap Fund, AmSouth Enhanced Market Fund and AmSouth International Equity Fund for five years from the date that the Company purchases shares of the aforementioned Portfolios (collectively, the "New Designated Portfolios") pursuant to the Subscription Agreement dated December 22, 2000 between the Company and the Fund. In no event may shares of the New Designated Portfolios be offered or sold to any Participating Insurance Company except with the express written consent of the Company, which the Company may grant or deny in its sole discretion. The Parties agree that shares of the Designated Portfolios other than the New Designated Portfolios may be sold to other Participating Insurance Companies (subject to Section 1.13 hereof) and the cash value of the Contracts may be invested in other investment companies. The Company shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts.

          1.13. The Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans (collectively, "Qualified Persons") that represent and warrant to the Fund that they qualify to purchase shares of the Fund under Section 817 (h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Fund shall not sell shares of any Designated Portfolio to the general public. The Fund shall not sell Fund shares to any insurance company or separate account unless an agreement substantially complying with Articles III, V, VI, VII and Sections
2.1 and 2.3 of this Agreement is in effect to govern such sales, to the extent required. The Company hereby represents and warrants that it and the Account are Qualified Persons.

          1.14 (a) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate an Account as a management investment company under the 1940 Act.

            (b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the composition of the Fund Board or change a Designated Portfolio's investment adviser.

            (c) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of a Designated Portfolio in a manner other than as recommended by the Board.

          1.15. The Company agrees that all net amounts available under the Contracts covered under this Agreement shall be invested in the Fund, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if: (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Designated Portfolios; or (b) the Company gives the Fund and the Underwriter 45 days notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for any Contracts offered by the Company prior to the date of this Agreement or prior to or on the same date the Fund was first available as a funding vehicle for the Contracts; or (d) the Fund consents to the use of such other investment company.

ARTICLE II.  Representations and Warranties

          2.1. The Company represents and warrants that interests under the Contracts are, or prior to issuance will be, registered under the 1933 Act, to the extent required thereby. The Company further represents and warrants that the Contracts will be issued and sold in compliance with this Agreement and, in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code and Regulations of the state of Delaware, and that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act (unless exempt therefrom) and will cause each Account to remain so registered and to serve as a segregated investment account for the Contracts to the extent required thereby.

          2.2. The Fund represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with this Agreement and, in all material respects, all applicable federal and state laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

          2.3. If the Fund intends to make any payments to finance distribution expenses relating to any of the Designated Portfolios pursuant to Rule 12b-1 under the 1940 Act, or otherwise, prior to financing such distribution expenses, the Fund will have the Board, formulate and approve a plan pursuant to Rule 12b-1 under the 1940 Act to finance such distribution expenses.

          2.4. The Fund makes no representations or warranties that its operations, including, but not limited to, investment policies, fees and expenses, comply with the insurance laws and regulations and other applicable laws of the various states, except that the Fund represents and warrants that the Fund's investment policies, fees, expenses and operations are and shall at all times remain in compliance with the laws of Massachusetts to the extent required to perform this Agreement. The Fund has disclosed or made available, in writing, all information requested by the Company and that such information is true and accurate in all material respects as of the effective date of this Agreement. Without prior written notice to the Company, the Fund will not make any material changes in fundamental investment policies or advisory fees, and shall at all times remain in compliance in all material respects with federal securities laws as they apply to insurance products.

          2.5. The Fund represents that it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

          2.6. The Adviser represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state laws and shall perform its obligations hereunder in compliance in all material respects with all applicable federal and state laws.

          2.7. The Fund and the Adviser represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund and the Adviser each shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Company in the event such coverage no longer applies.

          2.8. The Underwriter represents and warrants that all of its directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount sufficient to enable it to satisfy its contractual obligations hereunder. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Underwriter shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and agrees to notify the Company in the event such coverage no longer applies.

          2.9. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

          2.10. The Underwriter represents and warrants that it is and will be a member in good standing of the NASD and is and will be registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state laws and regulations, including without limitation the 1933 Act, the 1934 Act and the 1940 Act. The Underwriter represents that its operations are and shall at all times remain in material compliance with all applicable federal and state laws to the extent required to perform this Agreement.

          2.11. The Underwriter represents and warrants that it is and will remain duly registered and licensed in all material respects and under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable federal and state laws.


ARTICLE III.  Prospectuses and Proxy Statements; Voting

          3.1. The Underwriter shall provide the Company with as many printed copies of the current prospectus, statement of additional information ("SAI"), supplements, proxy statements, and annual / semi-annual reports of each Designated Portfolio (and no other Portfolio) as the Company may reasonably request. If requested by the Company in lieu thereof, the Underwriter shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company's website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements, proxy statements, and annual / semi-annual reports for the Contracts and the Funds printed together in a single document or posted on the Company's website. Expenses associated with providing such documentation shall be allocated in accordance with Schedule B. To the extent that the Underwriter performs any services outlined in Schedule B, the Underwriter will bill the Fund or the Company (in accordance with Schedule B) for reimbursement of such expenses.

          3.2 If and to the extent required by law, the Company shall:

                    (i)  solicit voting instructions from Contract owners;

                    (ii) vote  the   Portfolio   shares   in   accordance   with
                         instructions received from Contract owners; and

                    (iii)vote Portfolio  shares for which no  instructions  have been received in the same proportion as shares of such Portfolio for which instructions have been received for that Account,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in its general account and in any segregated asset account in its own right, to the extent permitted by law.

          3.3. If and when the Company offers the New Designated Portfolios in variable life insurance contracts, the Company shall be responsible for assuring that each of their separate accounts participating in the New Designated Portfolio calculates voting privileges on matters relating to the Fund in a manner consistent with the standards set forth in the Mixed and Shared Funding Exemptive Order, provided however, that the Fund shall provide the Company and each Participating Insurance Company with a written copy of such standards and such other assistance as may be necessary to facilitate coordination between the Company and other Participating Insurance Companies in complying with such standards (if any) and provided further that the Company shall be free to vote Fund shares attributable to any Account in any manner permitted by applicable law, to the extent the Mixed and Shared Funding Exemptive Order is superseded by SEC or administrative practice (including no-action relief).

          3.4 The Fund will comply, in all material respects, with all provisions of the 1940 Act, the regulations thereunder, and applicable SEC Staff interpretations regarding voting by shareholders.


ARTICLE IV.  Sales Material and Information

          4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so objects. Any piece may be used after five (5) Business Days if the Company has not received a response from the Fund or Underwriter.

          4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus and SAI may be amended or supplemented from time to time, in reports or proxy statements from the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

          4.3. The Fund, Adviser, Underwriter, or their respective designees shall furnish, or cause to be furnished, to the Company each piece of sales literature or other promotional material that it develops and in which the Company, the Account, or any Contract is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company, the Account, or any Account is named, and no such material shall be used if the Company so objects. Any piece may be used after five (5) Business Days if the Fund, Adviser or Underwriter has not received a response from the Company.


          4.4. The Fund, the Adviser and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, any Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company pursuant to Section
4.3 hereof.

          4.5. The Fund or its designee will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares (collectively, "Fund Materials") promptly after the filing of such document(s) with the SEC or other regulatory authorities.

          4.6. The Company or its designee will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Contracts or any Account (collectively, "Contract Materials"), promptly after the filing of such document(s) with the SEC or other regulatory authorities.

          4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement, particularly any change that could result in a change to the registration statement or prospectus for any Account or Contract. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

          4.8. For purposes of this Agreement, the phrase "sales literature and other promotional materials" includes, but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (such as any electronic or written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and any other communications distributed or made generally available with regard to the Fund or Contracts.

ARTICLE V.  Fees and Expenses

          5.1. If the Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, or a plan to finance Contract owner services relating to the Designated Portfolios, then the Fund or the Underwriter may make payments to the Company or to the principal underwriter for the Contracts in the amounts agreed to by the Fund and the Underwriter in writing.

          5.2. Except as otherwise expressly provided in this Agreement, each party agrees to bear all expenses incident to performance by the party under this Agreement.

          5.3 Expenses associated with the preparation, filing and distribution of registration statements, prospectuses, supplements, SAIs, annual and semi-annaul reports, proxy statements and voting instructions and specified sales material and other material listed in Schedule B shall be paid for in accordance with the cost allocations set forth in Schedule B.


ARTICLE VI. Diversification and Qualification

          6.1. The Fund and its Adviser each represent and warrant that each Designated Portfolio will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. In the event of a breach of this
Section 6.1 by the Fund, it will take all steps necessary to: (a) notify the Company of such breach, and (b) adequately diversify the Designated Portfolios so as to achieve compliance within the 30-day grace period afforded by Regulation 1.817-5.

          6.2. The Fund and Underwriter each represent and warrant that shares of a Designated Portfolio will not be sold to any Participating Insurance Company or other person under any circumstances that would preclude the Company from "looking through" to the investments of each Designated Portfolio in which it invests, pursuant to the "look-through" rules found in Treasury Regulation 1.817-5. The Fund and Underwriter make no representation or warranty regarding the eligibility of the Company or any Account to invest in any Designated Portfolio.

          6.3. The Company represents and warrants that neither it nor any Account will purchase shares of a Designated Portfolio for any purpose or under any circumstances if such purchase would preclude any Participating Insurance Company that also invests in such Designated Portfolio from "looking through" to the investments of that Designated Portfolio, pursuant to the "look-through" rules found in Treasury Regulation 1.817-5. The Company makes no representation or warranty regarding the eligibility of any Designated Portfolio to serve as an investment vehicle for any variable annuity or variable life insurance contract.

          6.4. The Fund and its Adviser each represent and warrant that each Designated Portfolio will at all times invest money from the Contracts in such a manner as to qualify as a regulated investment company under Subchapter M of the Code, that the Fund and Adviser each will make every effort to invest money from the contracts in such a manner as to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Fund and Adviser will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

          6.5. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund, the Adviser, and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in
Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.


ARTICLE VII. Potential Conflicts

          The following provisions shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts, and then only to the extent required under the 1940 Act.

          7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund and all other persons investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; (f) a decision by an insurer to disregard the voting instructions of contract owners; or (g) if applicable, a decision by a qualified pension or retirement plan to disregard the voting instructions of its participants. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

          7.2. The Company, with a view only to the interests of Contract owners, will report any potential or existing conflicts of which it is aware to the Board. The Company, with a view only to the interests of Contract owners, will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. No less than annually, the Company shall submit to the Board such reports, materials, or data as the Board reasonably requests so that the Board may carry out its obligations under the Mixed and Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

          7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, and if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the effected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

          7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to the Account (at the Company's expense); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six (6) month period the Fund and the Underwriter shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. No charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interest of the Contract owners.

          7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Fund (at the Company's expense) within six (6) months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, the Fund and the Underwriter shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. The responsibility to take such action shall be carried out with a view only to the interest of the Contract owners.

          7.6. For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially and adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

          7.7 If and to the extent any Mixed and Shared Funding Exemptive Order or any amendment thereto contains terms and conditions different from Sections 3.2, 3.3, 3.4, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.2, 3.3, 3.4, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 of this
Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.2, 3.3, 3.4, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII. Indemnification

8.1.     Indemnification by the Company

          8.1(a). The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Underwriter and the trustees/directors and officers thereof, and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or investigations or litigation (including reasonable legal and other expenses) (collectively, a "Loss") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Contracts or the actions or operations of the Company or any Account in connection with their performance under this Agreement, and:

          (i) arises out of or is based upon any untrue statement or alleged untrue statements of any material fact contained in any Contract Materials, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Indemnified Party for use in the Contract Materials or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arises out of or is a result of statements or representations (other than statements or representations contained in the Fund Materials not supplied by the Company or its designee) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts; or

          (iii)arises out of any untrue statement or alleged untrue statement of a material fact contained in any Fund Materials or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or its designee by or on behalf of the Company or an Account; or

          (iv) arises as a result of any material failure by the Company to perform the obligations, provide the services or furnish the materials required of it under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

          (v) arises out of or results from any material breach of any representation and/or warranty made by the Company in this Agreement or arises out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

          8.1(b). The Company shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to the Fund, the Underwriter or the Adviser, whichever is applicable.

          8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.1(d). Each Indemnified Party will promptly notify the Company of the commencement of any investigation or litigation or proceedings against the Indemnified Party or any of its officers or directors in connection with this Agreement, the issuance or sale of the Designated Portfolio shares, the Contracts or the operation of each Account or the acquisition of shares in the Fund.

8.2.     Indemnification by the Fund

          8.2(a). The Fund shall indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the operations of the Fund and:

          (i) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Materials, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or its designee by or on behalf of the Indemnified Party for use in the Fund Material or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arises out of or as a result of statements or representations (other than statements or representations contained in Contract Materials not supplied by the Fund or its designees) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii)arises out of any untrue statement or alleged untrue statement of a material fact contained in any Contract Materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or

          (iv) arises as a result of any material failure by the Fund or its designees to perform the obligations, provide the services or furnish the materials required of it under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

          (v) arises out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arises out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Section 8.2(b) and 8.2(c) hereof. The Parties agree that the Fund's indemnification obligations under this Section are not intended to serve as an indemnification by the Fund of the Underwriter or to create obligations in violation of the 1940 Act.

          8.2(b). The Fund shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

          8.2(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

          8.2(d). Each Indemnified Party will promptly notify the Fund of the commencement of any investigation or litigation or proceedings against the Indemnified Party or any of its officers or directors in connection with this Agreement, the issuance or sale of the Designated Portfolio shares, the Contracts or the operation of each Account or the acquisition of shares in the Fund.

8.3.     Indemnification By the Adviser

          8.3(a) The Adviser agrees to indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, (collectively, the "Indemnified Parties" for purposes of this Section 8.3) and the Contract Owners against any Loss to which the Indemnified Parties and the Contract Owners may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale or acquisition of Designated Portfolio shares or the Contracts and:

          (i) arises out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund Materials, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished for inclusion therein by or on behalf of the Adviser; or

          (ii) arises out of or as a result of statements or representations (other than statements or representations contained in Contract Materials not supplied by Adviser or its designee) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii)arises out of any untrue statement or alleged untrue statement of a material fact contained in the Contract Materials or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished for inclusion therein by or on behalf of the Adviser; or

          (iv) arises as a result of any material failure by the Adviser to perform the obligations, provide the services or furnish the materiHals required of it under the terms of this Agreement (including a failure of the Adviser, whether intentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

          (v) arises out of or results from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arises out of or results from any other material breach of this Agreement by the Adviser;

as limited by and in accordance  with the provisions of Sections 8.3 (b) and 8.3
(c) hereof.

          8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any Loss which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or the Account, whichever is applicable.

          8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Adviser to such Indemnified Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.3(d). Each Indemnified Party shall promptly notify the Adviser of the commencement of any litigation or proceeding against the Indemnified Party or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

          8.4 Indemnification by the Underwriter

          8.4(a) The Underwriter will indemnify the Company and each of its officers, directors and trustees, if any, who control the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 8.4) and the Contract Owners against any Loss to which the Indemnified Parties and the Contract Owners may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the operations of the Underwriter or sale or acquisition of Fund shares or the Contracts and:

          (i) arises out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund Materials, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished for inclusion therein by or on behalf of the Underwriter; or

          (ii) arises out of or as a result of statements or representations (other than statements or representations contained in Contract Materials not supplied by the Underwriter or its designee) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii)arises out of any untrue statement or alleged untrue statement of a material fact contained in the Contract Materials or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished for inclusion therein by or on behalf of the Underwriter; or

          (iv) arises as a result of any material failure by the Underwriter to perform the obligations, provide the services or furnish the materials required of it under the terms of this Agreement (including a failure by the Underwriter, whether intentional or in good faith or otherwise, to comply with the diversification and qualification requirements specified in Article VI hereof); or

          (v) arises out of or results from any material breach of any representations and/or warranty made by the Underwriter in this Agreement or arises out of or results from any other material breach of this Agreement by the Underwriter, as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof.

          8.4(b). The Underwriter shall not be liable under this indemnification provision with respect to any Loss which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or the Account, whichever is applicable.

          8.4(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.4(d). Each Indemnified Party shall promptly notify the Underwriter of the commencement of any litigation or proceeding against the Indemnified Party or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

          8.5 A successor by law of the parties to this Agreement shall be entitled to the benefits of indemnification contained in this Article VIII.


ARTICLE IX.   Applicable Law

          This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of New York applicable to contracts entirely entered into and performed in New York by New York residents.

ARTICLE X. Termination

          10.1. This Agreement shall be effective as of the date hereof and shall continue in full force and effect until the first to occur of:

          (a) termination by any Party, for any reason with respect to some or all Designated Portfolios, by ninety (90) days advance written notice delivered to the other Parties; or

          (b) termination by the Company by written notice to the Fund, Adviser and the Underwriter with respect to any Designated Portfolio based upon the Company's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (c) termination by the Company by written notice to the Fund, Adviser and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (d) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor provision or fails to comply with the Section 817 (h) diversification requirements specified in
               Article VI hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

          (e) termination by the Fund, Adviser or Underwriter by written notice to the Company in the event of a breach of Section 6.5 of this Agreement; or

          (f) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund, Adviser and Underwriter of the date of substitution; or

          (g) termination upon mutual written agreement of the parties to this Agreement; or

          (h) termination by any Party in the event that the Board determines that a material irreconcilable conflicts exists as provided in, and in accordance with the provisions of, Article VII.

          10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts may be permitted to retain investments, reinvest dividends, reallocate investments in the Designated Portfolios, redeem investments and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 10.2 shall not apply to any terminations under Section 1.1 or
Article VII and the effect of such Article VII terminations shall be governed by
Article VII of this Agreement. Underwriter shall have no obligation under this paragraph to continue to make shares available of the Fund or any Designated Portfolio for which it does not serve as principal underwriter. Notwithstanding any provision hereof to the contrary, the following provisions of this Agreement shall survive any termination of this Agreement: Article V, Article VIII, and
Section 12.2 of Article XII.


ARTICLE XI.  Notices

          Any notice shall be sufficiently given when sent by registered mail, certified mail or next-day delivery by the notifying Party to the other Parties entitled to notice at the addresses of such Parties set forth below or at such other address as a Party may from time to time specify in writing to the other Parties.

         If to the Fund:       Variable Insurance Funds
                               3435 Stelzer Road
                               Columbus, Ohio 43219-3035
                               Attn:  President

         If to the Company:    New York Life Insurance and Annuity Corporation
                               51 Madison Avenue
                               New York, New York 10010
                               Attn: Robert D. Rock, Senior Vice President


         If to the Adviser:    AmSouth Bank
                               250 Riverchase Parkway E., 4th Floor S.
                               Birmingham, Alabama 35244
                               Attn: John Calvano, Senior Vice President

         If to the Underwriter: BISYS Fund Services Limited Partnership
                                3435 Stelzer Road
                                Columbus, Ohio  43219-3035
                                Attn:  William J. Tomko, President

ARTICLE XII.  Miscellaneous

          12.1. All persons dealing with the Fund must look solely to the property of the respective Designated Portfolios. Except as otherwise provided herein, the Parties agree that neither the Board, officers nor shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

          12.2. Subject to the requirements of legal process and regulatory authority, each Party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other Party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected Party, unless such information has come into the public domain.

          12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          12.6. Each Party hereto shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

          12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, obligations, at law or in equity, which the Parties hereto are entitled under federal and state laws.

          12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior consent of all Parties hereto.

          12.9. The schedules to this Agreement listed below (each, a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The Parties may agree in writing to amend the Schedules from time to time. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as the date specified below.


New York Life Insurance and Annuity               By its authorized officer
     Corporation
                                                  By: _______________________

                                                  Title: ____________________

                                                  Date: _____________________


Variable Insurance Funds                          By its authorized officer

                                                  By: _______________________

                                                  Title: ____________________

                                                  Date: _____________________


AmSouth Bank                                      By its authorized officer

                                                  By:  ______________________

                                                  Title: ____________________

                                                  Date: _____________________


BISYS Fund Services Limited                       By: BISYS Fund Services, Inc.,
     Partnership                                            Its General Partner
                                                  By its authorized officer

                                                  By: __________________________

                                                  Title: _______________________

                                                  Date: ________________________



                                   SCHEDULE A


Name of Separate Account
and Date Established
by Board of Directors               Contracts Funded          Designated Portfolios
-----------------------------------------------------------------------------------
NYLIAC Variable Annuity             AmSouth Premium           AmSouth Enhanced Market Fund
Separate Account - III              Plus Variable Annuity     AmSouth International Equity Fund
(11-30-94)                                                    AmSouth Large Cap Fund
                                                              AmSouth Mid Cap Fund



                                   SCHEDULE B

=========================================================== =============================================================
                         Company                                                        Fund

----------------------------------------------------------- -------------------------------------------------------------

Preparing and filing the Account's registration statement    Preparing and filing the Fund's registration statement
----------------------------------------------------------- -------------------------------------------------------------

Text composition for Account prospectuses and supplements   Text composition for Designated Portfolio prospectuses and supplements
----------------------------------------------------------- -------------------------------------------------------------

Text alterations of Account prospectuses and Account        Text alterations of Designated Portfolio prospectuses and
supplements                                                 Designated Portfolio supplements
----------------------------------------------------------- -------------------------------------------------------------

Printing Account prospectuses and supplements and            A camera or web ready Designated Portfolio prospectus and printing
Fund prospectuses and supplements for prospective            of Designated Portfolio prospectuses for existing Contract Owners
Contract Owners                                              that invest in the Designated Portfolio
----------------------------------------------------------- -------------------------------------------------------------

Text composition and printing Account SAIs                  Text composition and printing Fund SAIs
----------------------------------------------------------- -------------------------------------------------------------

Mailing and distributing Account SAIs to Contract           Mailing and distributing Fund SAIs to Contract
Owners upon request by Contract Owners                      Owners upon request by Contract Owners

----------------------------------------------------------- -------------------------------------------------------------

Mailing and distributing Account prospectuses and Account   Mailing and distributing Designated Portfolio prospectuses and
supplements to Contract Owners of record as required by     supplements to existing Contract Owners that invest in the Funds
Federal Securities Laws and mailing and distributing
account and Fund prospectuses and supplements to prospective purchasers
----------------------------------------------------------- -------------------------------------------------------------

Text composition (Account), printing, mailing, and          Text composition of annual and semi-annual reports (Fund),
distributing annual and semi-annual reports for Account     printing, mailing and distributing annual and semi-annual
                                                            reports for the Fund to existing policyowners that invest
                                                            in the Designated Portfolios
----------------------------------------------------------- -------------------------------------------------------------

Text composition, printing, mailing, distributing, and      Text composition, printing, mailing, distributing, and tabulation
tabulation of proxy statements and voting instruction       of proxy statements and voting instruction solicitation materials
solicitation materials to Contract Owners with respect to   to Contract Owners with respect to proxies related to the Fund proxies related to the Account Preparation, printing and
distribution sales material and advertising
relating to the Fund contained in Contract advertising
and sales materials and filing such materials with and
obtaining approval from, the SEC, the NASD, any state
insurance regulatory authority and any other appropriate
regulatory authority, to the extent required
=========================================================== =============================================================
